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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Cardiac Science, Inc. on Form S-8 (File No. 33-63986) of our report dated March 11, 1998, which contains a paragraph regarding the Company's ability to continue as a going concern, on our audit of the consolidated financial statements of Cardiac Science, Inc. as of December 31, 1997 and for the year ended December 31, 1997 which report is included in this Annual Report on Form 10-KSB.


Coopers & Lybrand L.L.P.


Newport Beach, CA
March 27, 1998